Exhibit 99.1

NEWS

CONTACT:     Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS SECOND QUARTER EARNINGS

SOUDERTON, Pa., July 22, 2015 - Univest Corporation of Pennsylvania (“Univest” or "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended June 30, 2015. Univest reported net income of $6.5 million or $0.33 diluted earnings per share for the quarter ended June 30, 2015, a 27% increase from reported net income of $5.1 million or $0.31 diluted earnings per share for the quarter ended June 30, 2014. Net income for the six months ended June 30, 2015 was $12.6 million or $0.63 diluted earnings per share, a 16% increase in net income compared to $10.8 million or $0.66 diluted earnings per share for the comparable period in the prior year. The quarter and year-to-date financial results include the Valley Green Bank acquisition which Univest completed on January 1, 2015 and now operates as Valley Green Bank, a Division of the Bank (“Valley Green Bank.”) The results for the quarter included $1.6 million of restructuring charges related to the previously announced consolidation of six financial centers in the third quarter of 2015 under the Bank's optimization plan or $0.05 diluted earnings per share on a tax affected basis. The results for the quarter and six months ended June 30, 2015 also included $151 thousand and $2.0 million, respectively, of integration and acquisition-related costs associated with Valley Green Bank or $0.07 diluted earnings per share on a year-to-date tax affected basis. Excluding these costs, net income for the three and six months ended June 30, 2015, would have been $7.6 million and $15.0 million or $0.38 and $0.75 diluted earnings per share, respectively.

Loans
Gross loans and leases increased $481.2 million from December 31, 2014 and $520.9 million from June 30, 2014, including $381.1 million of loans acquired from Valley Green Bank. Organic loan growth was 6% (12% annualized) from December 31, 2014 and 9% from June 30, 2014. The growth in loans from December 31, 2014 and June 30, 2014 was primarily in commercial business loans, commercial real estate loans and residential real estate loans as economic conditions continued to improve.

Deposits
Total deposits increased $401.7 million from December 31, 2014 and $430.8 million from June 30, 2014, primarily due to $385.9 million of deposits acquired from Valley Green Bank.

Borrowings
Borrowings at June 30, 2015, included $50 million in aggregate principal amount fixed-to-floating rate subordinated notes issued in a private placement transaction to institutional accredited investors completed on March 30, 2015. The subordinated notes have a five-year fixed rate of 5.10% and thereafter a rate of three-month LIBOR plus 3.544% until the maturity date of March 30, 2025, or any early redemption date.

Net Interest Income and Margin
Net interest income increased $5.6 million to $23.4 million for the second quarter of 2015 from the same period in 2014. Net interest income increased $11.0 million for the six months ended June 30, 2015 from the same period in the prior year. The net interest margin on a tax-equivalent basis for the second quarter of 2015 was 4.03%, compared to 4.12% for the first quarter of 2015 and 3.86% for the second quarter of 2014. The increases in net interest income and net interest margin during 2015 were mainly due to the impact of the Valley Green Bank acquisition, which included the average net interest-earning assets acquired and the net accretion of acquisition accounting fair value adjustments (the impact of the acquisition accounting adjustments was 14 basis points for the second quarter of 2015 and 11 basis points for the six months ended June 30, 2015). The subordinated debt issuance increased funding costs by 15 basis points in the second quarter of 2015 and 8 basis points for the six months ended June 30, 2015.

Non-Interest Income
Non-interest income for the quarter ended June 30, 2015 was $13.4 million, an increase of $1.4 million or 12% from the second quarter of 2014. Non-interest income for the six months ended June 30, 2015 was $26.8 million, an increase of $2.7 million or 11% from the comparable period in the prior year. Insurance commission and fee income increased $1.0 million for the quarter and $1.8 million for the six months ended June 30, 2015, primarily due to the acquisition of Sterner Insurance on July 1, 2014. The net gain on mortgage banking activities increased $848 thousand for the quarter and $1.8 million for the six months ended June 30, 2015, mainly due to an increase in purchase volume. Funded first mortgage volume for the quarter increased

$30.3 million or 115%, and $60.4 million or 138% for the six months ended June 30, 2015, compared to the same periods in 2014. These favorable increases were partially offset by a decline in investment advisory commission and fee income of $269 thousand for the quarter and $555 thousand for the six months ended June 30, 2015. The decline in investment advisory commission and fee income was related to the fourth quarter of 2014 divestiture of approximately $375 million in marginally profitable assets under the supervision of independent consultants.

Non-Interest Expense
Non-interest expense for the quarter ended June 30, 2015 was $26.8 million, an increase of $5.0 million or 23% compared to the second quarter of 2014. Non-interest expense for the six months ended June 30, 2015 was $54.2 million, an increase of $11.6 million or 27% from the comparable period in the prior year. Non-interest expense was impacted by the Valley Green Bank acquisition which included integration and acquisition-related costs totaling $151 thousand for the quarter and $2.0 million for the six months ended June 30, 2015. Salaries and benefit expense increased $1.7 million for the quarter and $4.4 million for the six months ended June 30, 2015, primarily attributable to the Valley Green Bank and Sterner Insurance acquisitions and increased pension plan expense. This increase was partially offset by higher deferred loan origination costs. Commission expense increased $360 thousand for the quarter and $584 thousand for the six months ended June 30, 2015, mostly due to the increase in mortgage banking volume and the Sterner Insurance acquisition. Premises and equipment expenses increased $646 thousand for the quarter and $1.6 million for the six months ended June 30, 2015 mainly due to the Valley Green Bank acquisition and increased investments in computer equipment and software.

In addition, non-interest expense during the second quarter of 2015 included restructuring charges of $1.6 million related to the third quarter of 2015 consolidation of six financial centers under the Bank's optimization plan which was approved and announced in April 2015. Univest anticipates minimal customer disruption as all offices are being consolidated with an existing office located within a few miles. The projected annualized savings from these consolidations is $1.9 million.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $17.7 million at June 30, 2015 compared to $17.3 million at December 31, 2014 and $17.7 million at June 30, 2014. During the second quarter of 2015, one large non-accrual construction credit was transferred to loans held for sale for $4.0 million (while remaining in non-accrual status) as an agreement was reached to sell the two construction loans associated with the credit prior to December 31, 2015. In conjunction, this credit incurred $1.3 million in charge-offs during the second quarter of 2015, as the loans were written down to the sale price. Net loan and lease charge-offs were $2.5 million during the second quarter of 2015 compared to $1.7 million for the second quarter of 2014. Non-accrual loans and leases as a percentage of total loans and leases (held for investment and nonaccrual loans held for sale) were 0.84% at June 30, 2015 compared to 1.07% at December 31, 2014 and 1.12% at June 30, 2014. The provision for loan and lease losses was $1.1 million for the second quarter of 2015, compared to $1.3 million for the second quarter of 2014.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 0.93% at June 30, 2015, compared to 1.27% at December 31, 2014 and 1.52% at June 30, 2014. At June 30, 2015, the allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding loans acquired in the Valley Green Bank acquisition which were recorded at fair value as of the acquisition date, was 1.12%. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 143.11% at June 30, 2015, compared to 119.18% at December 31, 2014 and 140.00% at June 30, 2014.

Capital
Univest continues to remain well-capitalized at June 30, 2015. Univest adopted the new Basel III regulatory capital rules during the first quarter of 2015 under the transition rules. Total risk-based capital at June 30, 2015 under Basel III was 13.49%, well in excess of the regulatory minimum for well-capitalized status of 10%.

On May 27, 2015, the Corporation's Board of Directors approved an increase of 1,000,000 shares in the common shares available for repurchase under the Corporation's share repurchase program, or approximately 5% of the Corporation's common stock outstanding as of May 27, 2015. During the quarter, Univest repurchased 284,061 shares of common stock at a cost of $5.7 million under the share repurchase program. Shares available for future repurchases under the plan totaled 1,166,896 at June 30, 2015. Total shares outstanding at June 30, 2015 were 19,559,941.

Dividend
On May 27, 2015, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 1, 2015. This represented a 3.89% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.8 billion in assets and more than $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.
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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2015
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Assets	$2,780,578	$2,757,495	$2,235,321	$2,222,196	$2,197,252
Investment securities	374,711	380,484	368,630	360,778	358,460
Loans held for sale	8,831	5,479	3,302	2,156	9,811
Loans and leases held for investment, gross	2,107,857	2,043,840	1,626,625	1,597,736	1,586,994
Allowance for loan and lease losses	19,602	20,934	20,662	21,762	24,094
Loans and leases held for investment, net	2,088,255	2,022,906	1,605,963	1,575,974	1,562,900
Total deposits	2,263,025	2,254,834	1,861,341	1,860,143	1,832,234
Noninterest-bearing deposits	519,026	509,183	449,339	436,189	432,399
NOW, money market and savings	1,288,318	1,293,165	1,159,409	1,162,778	1,131,605
Time deposits	455,681	452,486	252,593	261,176	268,230
Borrowings	110,480	91,423	41,974	38,005	45,066
Shareholders' equity	356,186	360,394	284,554	289,814	286,787

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Assets	$2,739,968	$2,691,513	$2,239,015	$2,217,474	$2,179,057	$2,715,874	$2,175,822
Investment securities	375,887	381,008	363,567	360,274	376,970	378,433	383,762
Loans and leases, gross	2,067,120	2,023,835	1,607,918	1,597,965	1,566,293	2,045,598	1,558,364
Deposits	2,242,217	2,237,830	1,875,938	1,860,138	1,819,546	2,240,035	1,821,556
Shareholders' equity	359,154	362,125	291,547	288,429	285,489	360,631	284,039

Asset Quality Data (Period End)
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$17,697	$18,604	$17,337	$18,814	$17,742
Accruing loans and leases 90 days or more past due	287	1,063	451	344	524
Accruing troubled debt restructured loans and leases	6,099	5,341	5,469	5,463	6,340
Other real estate owned	955	955	955	955	1,650
Nonperforming assets	25,038	25,963	24,212	25,576	26,256
Allowance for loan and lease losses	19,602	20,934	20,662	21,762	24,094
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.84%	0.91%	1.07%	1.18%	1.12%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.14%	1.22%	1.43%	1.54%	1.55%
Allowance for loan and lease losses / Loans and leases held for investment	0.93%	1.02%	1.27%	1.36%	1.52%
Allowance for loan and lease losses/Loans and leases held for investment (excluding acquired loans at period-end)	1.12%	1.26%	1.27%	1.36%	1.52%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	143.11%	112.52%	119.18%	115.67%	140.00%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	97.60%	83.71%	88.84%	88.39%	100.08%
Acquired credit impaired loans	$1,876	$1,627	$—	$—	$—

	For the three months ended,					For the six months ended,
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Net loan and lease charge-offs	$2,473	$802	$1,748	$2,565	$1,724	$3,275	$3,126
Net loan and lease charge-offs (annualized)/Average loans and leases	0.48%	0.16%	0.43%	0.64%	0.44%	0.32%	0.40%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2015
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Interest income	$25,513	$24,738	$18,995	$19,219	$18,725	$50,251	$37,671
Interest expense	2,133	1,434	1,039	978	981	3,567	1,979
Net interest income	23,380	23,304	17,956	18,241	17,744	46,684	35,692
Provision for loan and lease losses	1,141	1,074	648	233	1,251	2,215	2,726
Net interest income after provision	22,239	22,230	17,308	18,008	16,493	44,469	32,966
Noninterest income:
Trust fee income	2,154	1,820	2,143	1,862	1,931	3,974	3,830
Service charges on deposit accounts	1,039	1,063	1,096	1,073	1,047	2,102	2,061
Investment advisory commission and fee income	2,740	2,763	2,760	3,086	3,009	5,503	6,058
Insurance commission and fee income	3,434	4,146	2,896	2,881	2,434	7,580	5,766
Bank owned life insurance income	211	353	461	346	443	564	821
Net gain on sales of investment securities	181	91	78	—	415	272	557
Net gain on mortgage banking activities	1,367	1,258	698	616	519	2,625	868
Net gain on sales of other real estate owned	—	—	—	195	—	—	—
Other income	2,225	1,937	1,944	2,451	2,126	4,162	4,104
Total noninterest income	13,351	13,431	12,076	12,510	11,924	26,782	24,065
Noninterest expense:
Salaries and benefits	11,957	13,314	10,297	11,035	10,242	25,271	20,913
Commissions	2,155	1,814	2,052	2,200	1,795	3,969	3,385
Premises and equipment	3,743	4,047	3,368	3,115	3,097	7,790	6,185
Professional fees	1,066	807	765	744	846	1,873	1,655
Intangible expense	893	786	405	352	650	1,679	1,410
Acquisition-related costs	41	466	531	180	516	507	559
Integration costs	110	1,374	—	8	—	1,484	—
Restructuring charges	1,642	—	—	—	—	1,642	—
Other expense	5,225	4,803	5,144	4,385	4,644	10,028	8,566
Total noninterest expense	26,832	27,411	22,562	22,019	21,790	54,243	42,673
Income before taxes	8,758	8,250	6,822	8,499	6,627	17,008	14,358
Income taxes	2,292	2,134	1,632	2,264	1,547	4,426	3,552
Net income	$6,466	$6,116	$5,190	$6,235	$5,080	$12,582	$10,806
Per common share data:
Book value per share	$18.21	$18.18	$17.54	$17.87	$17.65	$18.21	$17.65
Net income per share:
Basic	$0.33	$0.31	$0.32	$0.38	$0.31	$0.64	$0.67
Diluted	$0.33	$0.31	$0.32	$0.38	$0.31	$0.63	$0.66
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	19,675,002	19,951,242	16,215,580	16,225,596	16,243,161	19,812,359	16,249,568
Period end shares outstanding	19,559,941	19,820,824	16,221,607	16,220,249	16,248,495	19,559,941	16,248,495

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
June 30, 2015

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	6/30/2015	6/30/2014
Return on average assets	0.95%	0.92%	0.92%	1.12%	0.94%	0.93%	1.00%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges	1.12%	1.10%	1.01%	1.14%	1.00%	1.11%	1.04%
Return on average shareholders' equity	7.22%	6.85%	7.06%	8.58%	7.14%	7.04%	7.67%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges	8.52%	8.19%	7.78%	8.80%	7.61%	8.36%	7.93%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges	13.12%	12.48%	10.73%	12.21%	10.37%	12.80%	10.76%
Net interest margin (FTE)	4.03%	4.12%	3.78%	3.88%	3.86%	4.07%	3.91%
Efficiency ratio (1)	70.29%	71.68%	71.46%	68.39%	70.00%	70.99%	68.08%
Efficiency ratio (1), excluding integration and acquisition-related costs and restructuring charges	65.60%	66.87%	69.78%	67.81%	68.34%	66.23%	67.19%

Capitalization Ratios
Dividends declared to net income	60.49%	65.26%	62.49%	52.01%	63.96%	62.80%	60.12%
Shareholders' equity to assets (Period End)	12.81%	13.07%	12.73%	13.04%	13.05%	12.81%	13.05%
Tangible common equity to tangible assets	8.67%	8.91%	9.49%	9.78%	9.94%	8.67%	9.94%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	9.75%	10.00%	10.55%	10.50%	10.72%	9.75%	10.72%
Common equity tier 1 risk-based capital ratio	10.60%	10.90%	—	—	—	10.60%	—%
Tier 1 risk-based capital ratio	10.60%	10.90%	11.79%	11.98%	12.00%	10.60%	12.00%
Total risk-based capital ratio	13.49%	13.90%	12.91%	13.18%	13.26%	13.49%	13.26%

(1) Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2) Ratios at June 30, 2015 and March 31, 2015 are under BASEL III regulatory capital rules. On January 1, 2015, the BASEL III rules became effective, subject to transition provisions primarily relating to regulatory deductions and adjustments impacting common equity tier 1 capital and tier 1 capital, to be phased in over a three-year period beginning January 1, 2015. Prior period capital ratios are reported under BASEL I.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended June 30,
Tax Equivalent Basis	2015			2014
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$17,767	$11	0.25%	$25,164	$17	0.27%
U.S. government obligations	129,482	351	1.09	127,631	316	0.99
Obligations of state and political subdivisions	109,449	1,354	4.96	107,021	1,373	5.15
Other debt and equity securities	136,956	753	2.21	142,318	695	1.96
Federal funds sold	825	—	—	—	—	—
Total interest-earning deposits, investments and federal funds sold	394,479	2,469	2.51	402,134	2,401	2.39
Commercial, financial, and agricultural loans	434,251	4,483	4.14	404,252	3,973	3.94
Real estate—commercial and construction loans	846,318	9,913	4.70	594,929	6,442	4.34
Real estate—residential loans	482,796	5,619	4.67	284,931	2,880	4.05
Loans to individuals	29,149	389	5.35	35,770	551	6.18
Municipal loans and leases	204,931	2,431	4.76	175,952	2,112	4.81
Lease financings	69,675	1,535	8.84	70,459	1,589	9.05
Gross loans and leases	2,067,120	24,370	4.73	1,566,293	17,547	4.49
Total interest-earning assets	2,461,599	26,839	4.37	1,968,427	19,948	4.06
Cash and due from banks	32,624			31,071
Reserve for loan and lease losses	(21,373)			(25,086)
Premises and equipment, net	40,433			34,355
Other assets	226,685			170,290
Total assets	$2,739,968			$2,179,057
Liabilities:
Interest-bearing checking deposits	$370,449	$67	0.07	$311,660	$42	0.05
Money market savings	344,523	259	0.30	280,693	68	0.10
Regular savings	581,765	136	0.09	537,526	79	0.06
Time deposits	445,255	983	0.89	267,610	780	1.17
Total time and interest-bearing deposits	1,741,992	1,445	0.33	1,397,489	969	0.28
Short-term borrowings	45,525	13	0.11	45,429	12	0.11
Subordinated notes (1)	49,286	675	5.49	—	—	—
Total borrowings	94,811	688	2.91	45,429	12	0.11
Total interest-bearing liabilities	1,836,803	2,133	0.47	1,442,918	981	0.27
Noninterest-bearing deposits	500,225			422,057
Accrued expenses and other liabilities	43,786			28,593
Total liabilities	2,380,814			1,893,568
Shareholders' Equity:
Common stock	110,271			91,332
Additional paid-in capital	120,294			61,854
Retained earnings and other equity	128,589			132,303
Total shareholders' equity	359,154			285,489
Total liabilities and shareholders' equity	$2,739,968			$2,179,057
Net interest income		$24,706			$18,967
Net interest spread			3.90			3.79
Effect of net interest-free funding sources			0.13			0.07
Net interest margin			4.03%			3.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.02%			136.42%

(1) The interest rate on subordinated notes is calculated on a 30/360 day basis at a rate of 5.10%. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2015 and 2014 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Six Months Ended June 30,
Tax Equivalent Basis	2015			2014
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$13,474	$16	0.24%	$25,283	$31	0.25%
U.S. government obligations	134,694	730	1.09	129,457	647	1.01
Obligations of state and political subdivisions	107,048	2,676	5.04	107,386	2,829	5.31
Other debt and equity securities	136,691	1,408	2.08	146,919	1,415	1.94
Federal funds sold	3,692	2	0.11	—	—	—
Total interest-earning deposits, investments and federal funds sold	395,599	4,832	2.46	409,045	4,922	2.43
Commercial, financial, and agricultural loans	428,566	8,732	4.11	398,246	7,871	3.99
Real estate—commercial and construction loans	834,178	19,544	4.72	593,007	12,955	4.41
Real estate—residential loans	477,996	11,003	4.64	283,475	5,813	4.14
Loans to individuals	29,881	796	5.37	37,200	1,135	6.15
Municipal loans and leases	204,468	4,868	4.80	175,553	4,233	4.86
Lease financings	70,509	3,118	8.92	70,883	3,221	9.16
Gross loans and leases	2,045,598	48,061	4.74	1,558,364	35,228	4.56
Total interest-earning assets	2,441,197	52,893	4.37	1,967,409	40,150	4.12
Cash and due from banks	31,420			30,513
Reserve for loan and lease losses	(21,231)			(25,206)
Premises and equipment, net	40,500			34,303
Other assets	223,988			168,803
Total assets	$2,715,874			$2,175,822
Liabilities:
Interest-bearing checking deposits	$358,234	$113	0.06	$312,658	$85	0.05
Money market savings	359,936	539	0.30	284,874	135	0.10
Regular savings	572,453	258	0.09	540,301	158	0.06
Time deposits	453,270	1,952	0.87	268,277	1,583	1.19
Total time and interest-bearing deposits	1,743,893	2,862	0.33	1,406,110	1,961	0.28
Short-term borrowings	46,178	23	0.10	42,546	18	0.09
Subordinated notes (1)	25,324	682	5.43	—	—	—
Total borrowings	71,502	705	1.99	42,546	18	0.09
Total interest-bearing liabilities	1,815,395	3,567	0.40	1,448,656	1,979	0.28
Noninterest-bearing deposits	496,142			415,446
Accrued expenses and other liabilities	43,706			27,681
Total liabilities	2,355,243			1,891,783
Shareholders' Equity:
Common stock	110,271			91,332
Additional paid-in capital	120,227			61,814
Retained earnings and other equity	130,133			130,893
Total shareholders' equity	360,631			284,039
Total liabilities and shareholders' equity	$2,715,874			$2,175,822
Net interest income		$49,326			$38,171
Net interest spread			3.97			3.84
Effect of net interest-free funding sources			0.10			0.07
Net interest margin			4.07%			3.91%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.47%			135.81%

(1) The interest rate on subordinated notes is calculated on a 30/360 day basis at a rate of 5.10%. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2015 and 2014 have been calculated using the Corporation’s federal applicable rate of 35.0%.